Exhibit 99.1

News From
Royal Caribbean Cruises Ltd.
Corporate Communications Office
1050 Caribbean Way, Miami, Florida 33132-2096

Contact: Carola Mengolini

(305) 982-2625

For Immediate Release

ROYAL CARIBBEAN COMMENTS ON LIQUIDITY ACTIONS AND 2020 OUTLOOK

March 10, 2020

MIAMI – March 10, 2020 - Royal Caribbean Cruises Ltd (NYSE: RCL) today announced that due to the spread and recent developments related to the COVID-19 outbreak, the company has increased its revolving credit capacity by $550 million bolstering the company’s liquidity. The company is pursuing additional actions to improve its liquidity by reducing capital expenditures, operating expenses and taking other actions to improve liquidity by at least a further $1.7 billion in 2020. The company is also planning reductions to the 2021 capital expenditures and operating expenses.

The company had previously communicated that its 2020 guidance did not include the impact of the COVID-19 outbreak. Given the recent government actions and the heightened impact and uncertainty of changes in the magnitude, duration and geographic reach of COVID-19, the company is withdrawing its first quarter and full-year 2020 guidance.

“These are extraordinary times and we are taking these steps to manage the company prudently and conservatively,” said Richard D. Fain, chairman and CEO. “I am proud of the work our teams are doing to address this unprecedented situation.”

Royal Caribbean Cruises Ltd. (NYSE: RCL) is a global cruise vacation company that controls and operates four global brands: Royal Caribbean International, Celebrity Cruises, Azamara and Silversea Cruises. We are also a 50% joint venture owner of the German brand TUI Cruises and a 49% shareholder in the Spanish brand Pullmantur Cruceros. Together these brands operate a combined total of 61 ships with an additional 17 on order as of December 31, 2019. They operate diverse itineraries around the world that call on all seven continents. Additional information can be found on www.royalcaribbean.com, www.celebritycruises.com, www.azamara.com, www.silversea.com, www.tuicruises.com, www.pullmantur.es, or www.rclinvestor.com.

Certain statements in this release relating to, among other things, our future performance constitutes forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to: statements regarding revenues, costs and financial results for 2020 and beyond. Words such as “anticipate,” “believe,” “could,” “driving,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “will,” “would,” and similar expressions are intended to help identify forward-looking statements.  Forward-looking statements reflect management’s current expectations, are based on judgments, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements.  Examples of these risks, uncertainties and other factors include, but are not limited to the following: the impact of the economic and geopolitical environment on key aspects of our business, such as the demand for cruises, passenger spending, and operating costs; our ability to obtain sufficient financing or capital to satisfy our capital expenditures, debt repayments and other financing needs; incidents or adverse publicity concerning our ships, port facilities, land destinations and/or passengers or the cruise vacation industry in general; concerns over safety, health and security of guests and crew;  the impact of Coronavirus on our business within and outside of China such as: travel restrictions, guest cancellations, an inability to source our crew or our provisions and supplies from certain places, and an increase in concern about the risk of illness when travelling to, from or on our ships which could cause a drop in demand; unavailability of ports of call; growing anti-tourism sentiments and environmental concerns; changes in US foreign travel policy; the uncertainties of conducting business internationally and expanding into new markets and new ventures; our ability to recruit, develop and retain high quality personnel; changes in operating and financing costs; the impact of foreign currency exchange rates, interest rate and fuel price fluctuations; vacation industry competition and changes in industry capacity and overcapacity; the risks and costs associated with protecting our systems and maintaining integrity and security of our business information, as well as personal data of our guests, employees and others;  the impact of new or changing legislation and regulations on our business; emergency ship repairs, including the related lost revenue; the impact of issues at shipyards, including ship delivery delays, ship cancellations or ship construction cost increases; shipyard unavailability; and the unavailability or cost of air service.

More information about factors that could affect our operating results is included under the captions “Risk Factors” in our most recent quarterly report on Form 10-Q, as well as our other filings with the SEC, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K and our recent quarterly report on Form 10-Q, copies of which may be obtained by visiting our Investor Relations website at www.rclinvestor.com or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.